SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2015

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3524 Airport Road

        Maiden, North Carolina 28650

(Address of Principal Executive Offices)

(Zip Code)

                                   (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders

(a)     Air T, Inc. (the “Company”) held its 2015 annual meeting of stockholders on August 26, 2015.

(b)     At the annual meeting:

●	Seth G. Barkett, William R. Foudray, Gary S. Kohler, Andrew L. Osborne, John A. Reeves, Andrew J. Stumpf and Nicholas J. Swenson were elected as directors;

●

the stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the annual meeting;

●

the stockholders approved a resolution ratifying the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016; and

●

the stockholders adopted a resolution to approve the Rights Agreement, dated December 15, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

The tabulation of votes with respect to each of these matters is set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Seth G. Barkett	1,543,888	376,360	341,296
William R. Foudray	1,544,488	357,760	341,296
Gary S. Kohler	1,543,888	376,360	341,296
Andrew L. Osborne	1,469,004	451,244	341,296
John A. Reeves	1,544,488	375,760	341,296
Andrew J. Stumpf	1,487,497	432,751	341,296
Nicholas J. Swenson	1,543,961	376,287	341,296

Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-votes
1,905,189	13,689	1,370	341,296

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
2,247,854	11,493	2,197

There were no broker non-votes with respect to the ratification of the independent registered public accounting firm.

Approval of Rights Agreement

Votes For	Votes Against	Votes Abstained	Broker Non-votes
1,366,313	550,966	2,969	341,296

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015

AIR T, INC. By: /s/ Candice L. Otey Candice L. Otey, Vice President- Finance, Chief Financial Officer, Secretary and Treasurer

3